UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2013
(May 14, 2013)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 14, 2013, Brown Shoe International Corp. (“BSIC”), the sole shareholder of American Sporting Goods Corporation (“ASG”), entered into and simultaneously closed a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Brown Shoe Company, Inc. (the “Company”), BSIC, and Galaxy Brand Holdings, Inc. (“Buyer”), pursuant to which Buyer acquired all of the outstanding capital stock of ASG from BSIC and the Company agreed to provide certain transition services. In connection with the transaction, ASG sold inventory to a third party unaffiliated with Buyer and distributed certain assets to BSIC. The aggregate purchase price for the Stock Purchase Agreement and the provision of such transition services was $74 million, subject to working capital adjustments, minus the amount of the pre-closing cash dividend declared by ASG and paid to BSIC representing proceeds from ASG’s sale of inventory (the “Purchase Price”). The Purchase Price was paid in a combination of cash and approximately $12.0 million financed by a secured promissory note (the “Note”). The entire amount of principal and accrued interest on the Note is due on November 14, 2013. The Note is secured by a guarantee by ASG and a lien on accounts, chattel paper, receivables and certain other assets of ASG.

The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties thereto as set forth therein. The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 above is incorporated herein by reference into Item 2.01.

On May 14, 2013, the Company issued a press release (the “Press Release”) announcing the transaction described in Item 1.01. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Item 2.02.  Results of Operations and Financial Condition.

The information provided in response to Item 2.06 below is incorporated herein by reference into Item 2.02.

Item 2.06.  Material Impairments.

As a result of entering into the Stock Purchase Agreement described in Item 1.01 above, the Company expects to recognize a non-cash impairment charge of approximately $11 million to $13 million. The impairment charge relates to the estimated loss on sale from the Stock Purchase Agreement. Such impairment charge is expected to be recorded in the Company’s first quarter of 2013.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains certain forward-looking statements and expectations regarding the Company’s future performance. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include, among other things, the preliminary nature of estimates of the impairment charges, which are subject to change as the Company makes decisions and refines these estimates over time. The Company’s reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended February 2, 2013, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

Item 9.01.   Financial Statements and Exhibits.

(b)	Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) of Form 8-K is included as exhibit 99.2 hereto and incorporated herein by reference.

(d)                             Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated May 14, 2013, by and among Brown Shoe Company, Inc., Brown Shoe International Corp. and Galaxy Brand Holdings, Inc.*
99.1	Press Release issued May 14, 2013.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Data for Brown Shoe Company, Inc.

*           Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: May 20, 2013	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated May 14, 2013, by and among Brown Shoe Company, Inc., Brown Shoe International Corp. and Galaxy Brand Holdings, Inc.*
99.1	Press Release issued May 14, 2013.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Data for Brown Shoe Company, Inc.

*           Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.